Exhibit 10.1 Execution Version

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made and entered into as of March 29, 2022, by and among CAPL JKM Holdings LLC, a Delaware limited liability company (the “Company”), Dunne Manning JKM LLC, a Delaware limited liability company (“Dunne Manning JKM”), John B. Reilly, III, an individual resident of the Commonwealth of Pennsylvania (“Reilly”), and John B. Reilly, III and Jeffrey Vaughan, in their capacities as trustee and independent trustee, respectively, of the John B. Reilly Trust for the Family of John created under that certain 2008 Irrevocable Agreement of Trust of John B. Reilly, dated as of December 29, 2008 (the “Trust” and, together with Dunne Manning JKM and Reilly, collectively, the “Investors” and each, an “Investor”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the A&R Company LLC Agreement (as defined below).

RECITALS

WHEREAS, (i) Dunne Manning JKM desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Dunne Manning JKM, on the date hereof, an aggregate amount of twelve thousand five hundred (12,500) Series A Preferred Interests (the “Initial Dunne Manning Preferred Interests”), for an aggregate purchase price of twelve million five hundred thousand dollars ($12,500,000), (ii) Reilly desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Reilly, on the date hereof, an aggregate amount of eight thousand (8,000) Series A Preferred Interests (the “Initial Reilly Preferred Interests”), for an aggregate purchase price of eight million dollars ($8,000,000) and (iii) the Trust desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to the Trust, on the date hereof, an aggregate amount of four thousand five hundred (4,500) Series A Preferred Interests of the Company (the “Initial Trust Preferred Interests” and, together with the Initial Dunne Manning Preferred Interests and the Initial Reilly Preferred Interests, the “Initial Preferred Interests”), for an aggregate purchase price of four million five hundred thousand dollars ($4,500,000), in each case, on the terms and subject to the conditions set forth herein; and

WHEREAS, following the purchase and sale of the Initial Preferred Interests pursuant to this Agreement, the Investors will have the option (but not the obligation) to acquire from the Company, when and if requested by the Company at any time and from time to time prior to December 31, 2022, additional Series A Preferred Interests for an aggregate additional purchase price of up to ten million dollars ($10,000,000), or such lesser amount as requested by the Company and agreed by the participating Investors, at a price per Series A Preferred Interest to be mutually agreed upon by the Company and the participating Investor(s) at the time of any such purchase and sale, and otherwise on the terms and subject to the conditions set forth herein and in the A&R Company LLC Agreement (such additional Series A Preferred Interests hereafter acquired by the Investors, if any, the “Additional Investor Preferred Interests” and, together with the Initial Preferred Interests, the “Investor Preferred Interests”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do agree as follows:

1.
Purchase and Sale of Investor Preferred Interests.
(a)
Purchase and Sale of Initial Preferred Interests. On the terms and subject to the conditions set forth in this Agreement, on the date hereof, (i) Dunne Manning JKM hereby subscribes for and purchases from the Company, and the Company hereby issues and sells to Dunne Manning JKM, the Initial Dunne Manning Preferred Interests, at a price per Initial Dunne Manning Preferred Interest of one thousand dollars ($1,000), for an aggregate purchase price of twelve million five hundred thousand dollars ($12,500,000) (the “Initial Dunne Manning Purchase Price”), effective as of the date hereof; (ii) Reilly hereby subscribes for and purchases from the Company, and the Company hereby issues and sells to Reilly, the Initial Reilly Preferred Interests, at a price per Initial Reilly Preferred Interest of one thousand dollars ($1,000), for an aggregate purchase price of eight million dollars ($8,000,000) (the “Initial Reilly Purchase Price”), effective as of the date hereof; and (iii) the Trust hereby subscribes for and purchases from the Company, and the Company hereby issues and sells to the Trust, the Initial Trust Preferred Interests, at a price per Initial Trust Preferred Interest of one thousand dollars ($1,000), for an aggregate purchase price of four million five hundred thousand dollars ($4,500,000) (the “Initial Trust Purchase Price”), effective as of the date hereof. Dunne Manning JKM, Reilly and the Trust are paying the Initial Dunne Manning Purchase Price, the Initial Reilly Purchase Price and the Initial Trust Purchase Price, respectively, to the Company on the date hereof by wire transfer of immediately available funds to the account(s) designated in writing by the Company.
(b)
Purchase and Sale of Additional Investor Preferred Interests. Following the purchase and sale of the Initial Preferred Interests pursuant to this Agreement, the Investors will have the option (but not the obligation) to acquire from the Company, when and if requested by the Company at any time and from time to time prior to December 31, 2022, such number of Additional Investor Preferred Interests at such price per Additional Investor Preferred Interest as shall be mutually agreed upon by the Company and each Investor at the time of any such purchase and sale of Additional Investor Preferred Interests, for an aggregate additional purchase price of up to ten million dollars ($10,000,000) for all Additional Investor Preferred Interests, or such lesser amount as requested by the Company and agreed by the Investors. Any such purchase and sale of Additional Investor Preferred Interests shall be on the terms and subject to the conditions set forth in this Agreement and the A&R Company LLC Agreement (including the Series A Preferred Annex thereto); provided, that, in connection with each such additional purchase and sale of Additional Investor Preferred Interests, the Company and each participating Investor shall enter into an addendum to this Agreement setting forth the (i) number of Additional Investor Preferred Interests to be issued and sold to such Investor, (ii) aggregate purchase price to be paid by such Investor to the Company pursuant to such additional purchase and sale and (iii) price per Additional Investor Preferred Interest to be paid by such Investor pursuant to such additional purchase and sale.
(c)
A&R Company LLC Agreement. Concurrently with the execution and delivery of this Agreement and immediately prior to the purchase and sale of the Initial Preferred Interests hereunder, each Investor, LGP Operations LLC, a Delaware limited liability company and the sole member of the Company as of immediately prior to the consummation of the issuance, purchase and sale of the Initial Preferred Interests on the date hereof (“LGP”), and CrossAmerica Partners LP, a Delaware limited partnership (“CAPL”), are executing and delivering that certain Amended and Restated Limited Liability Company Agreement of the Company, substantially in the form of Exhibit A hereto (such agreement, including the exhibits, schedules and annexes attached thereto, and as may be amended or supplemented from time to time, the “A&R Company LLC Agreement”), which amends and restates the Limited Liability Company Agreement of the Company, dated as of May 13, 2021 (the “Current Company LLC Agreement”), and which shall govern the business and affairs of the Company from and after the date hereof. Each Investor acknowledges and agrees that the relative rights, powers, preferences, limitations and restrictions with respect to the Series A Preferred Interests shall be as set forth in the Series A Preferred Annex to the A&R Company LLC Agreement, subject to the terms and conditions of the A&R Company LLC Agreement.
3.
Company Representations. The Company hereby represents and warrants to each Investor as of the date hereof and as of the date, if any, of each purchase and sale of Additional Investor Preferred Interests, that:
(a)
Existence; Power and Authority. The Company (a) is duly formed, validly existing and in good standing under the laws of the State of Delaware, and (b) has all requisite limited liability company power and authority to execute and deliver this Agreement and consummate the Company’s issuance and sale of the Investor Preferred Interests to the Investors hereunder.
(b)
No Contravention. Neither the execution or delivery of this Agreement nor the consummation of the Company’s issuance and sale of the Investor Preferred Interests to the Investors hereunder (i) conflicts with any provision of the Company’s certificate of formation or limited liability company agreement, (ii) violates, in any material respect, any law, rule or regulation by which the Company is a party or any of its assets are bound or (iii) conflicts with, in any material respect, or results in a material default under any contract or other agreement to which the Company is a party or by which it or any of its assets are bound.
(c)
Governmental Authorization; Other Consents. Other than the filing by CAPL of a Form 8-K with respect to the Company's issuance of the Series A Preferred Interests and the execution and delivery of this Agreement and the A&R Company LLC Agreement by the parties thereto (which filing will attach such agreements as exhibits thereto), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person is necessary or required in connection with the execution or delivery by the Company of this Agreement or the consummation of the Company’s issuance and sale of the Investor Preferred Interests to the Investors hereunder.
(d)
Authorization; Execution; Binding Effect. The Company has duly authorized, executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)
Capitalization. The authorized limited liability company interests in the Company consist solely of an unlimited number of Common Interests (as such term is defined in the Current Company LLC Agreement) and, upon effectiveness of the A&R Company LLC Agreement on the date hereof, Series A Preferred Interests (as such term is defined under the A&R Company LLC Agreement). As of the date hereof, all of the issued and outstanding Common Interests are held by LGP, and no Series A Preferred Interests are issued or outstanding before giving effect to the issuance of the Initial Preferred Interests hereunder. The Company has not issued any outstanding options, warrants, rights (including any preemptive rights), subscriptions, phantom equity or other equity interests, equity equivalents or equity-based awards or rights, bonds, debentures or other indebtedness having the right to vote, or any other binding commitment or obligation, that would require the Company to issue or sell any limited liability company interests or other equity interests, or any securities or obligations convertible into or exchangeable for any limited liability company interests or other equity interests, and no person has any right to subscribe for or acquire from it any limited liability company interests or other equity interests.
(f)
Valid Issuance. The Initial Preferred Interests have been duly authorized by all necessary limited liability company action on the part of the Company and, when issued hereunder, will be duly authorized, validly issued and fully paid. When and if the Company and any Investor agrees, pursuant to Section 1(b) hereof, to the number of Additional Investor Preferred Interests to be issued and sold to such Investor, and the price to be paid by such Investor per Additional Investor Preferred Interest, such Additional Investor Preferred Interests, upon issuance thereof, shall be duly authorized, validly issued and fully paid.
(g)
No Additional Representations. Except as expressly set forth in this Section 2, the Company has not made and shall not make, and expressly disclaims, any representations or warranties of any kind or nature, whether express or implied, as to the Company or its business or assets, the Investor Preferred Interests, the transactions contemplated by this Agreement or otherwise, in connection with the transactions contemplated by this Agreement.
4.
Investor Representations. Each Investor, acting individually and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the date, if any, of each purchase and sale of Additional Investor Preferred Interests by such Investor, as follows:
(a)
Existence; Power and Authority. Such Investor (i) with respect to Dunne Manning JKM, (A) is duly formed, validly existing and in good standing under the laws of the State of Delaware and (B) has all requisite limited liability company power and authority to execute and deliver this Agreement and consummate Dunne Manning JKM’s purchase of the applicable Investor Preferred Interests from the Company hereunder; (ii) with respect to Reilly, (A) is an individual resident of the Commonwealth of Pennsylvania and (B) has all requisite power and authority to execute and delivery this Agreement and consummate his purchase of the applicable Investor Preferred Interests from the Company hereunder; and (iii) with respect to the Trust, (A) is validly existing under the laws of its state of existence and its organizational documents or governing instruments are in full force and effect and (B) has all requisite trust power and authority to execute and deliver this Agreement and consummate the Trust’s purchase of the applicable Investor Preferred Interests from the Company hereunder.
(b)
No Contravention. Neither the execution or delivery of this Agreement nor the consummation of such Investor’s purchase of the applicable Investor Preferred Interests from the Company hereunder (i) conflicts with any provision of such Investor’s organizational or governing documents or governing instruments, (ii) violates, in any material respect, any law, rule or regulation by which such Investor is a party or any of its assets are bound or (iii) conflicts with, in any material respect, or results in a material default under any contract or other agreement to which such Investor is a party or by which it or any of its assets are bound.
(c)
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person is necessary or required in connection with the execution or delivery by such Investor of this Agreement or the consummation of such Investor’s purchase of the applicable Investor Preferred Interests from the Company hereunder.
(d)
Authorization; Execution; Binding Effect. Such Investor has duly authorized, executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(e)
Investment Representations.
(i)
Such Investor is acquiring the applicable Investor Preferred Interests for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with any distribution thereof. Such Investor understands that the applicable Investor Preferred Interests have not been, nor will be, registered under the Securities Act of 1933, as amended from time to time (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of such Investor's investment intent and the accuracy of such Investor’s representations set forth herein.
(ii)
Such Investor understands that all or any part of the applicable Investor Preferred Interests may not be offered or sold except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state laws.
(iii)
Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act by the Securities and Exchange Commission.
(iv)
Such Investor has no contract, undertaking, agreement or arrangement with any Person (as defined in the A&R Company LLC Agreement) to sell, transfer, pledge or otherwise dispose of any of the applicable Investor Preferred Interests to such person or any other Person (or any part thereof or right with respect thereto), and such Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement.
(v)
Such Investor understands that the applicable Investor Preferred Interests have not been, and will not be, approved or disapproved by the Securities and Exchange

Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of any disclosures made to such Investor by the Company. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Investor Preferred Interests or an investment in the Company.
(vi)
Such Investor further acknowledges and agrees that the ability to transfer the Investor Preferred Interests will be subject to restrictions contained in the A&R Company LLC Agreement, including the Series A Preferred Annex. Such Investor recognizes that there will not be any public trading market for the Investor Preferred Interests and, as a result, such Investor may be unable to sell or dispose of the Investor Preferred Interests. Such Investor further acknowledges and agrees that the Company shall have no obligation to register the Investor Preferred Interests.
(vii)
Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the applicable Investor Preferred Interests and has so evaluated the merits and risks of such investment. Such Investor specifically acknowledges its understanding that there are significant risks in connection with such Investor’s prospective investment in the Company, including (a) general business risks, including the effects of a recession, and (b) that the Managing Member controls the management and operations of the Company, such that such Investor will have no control over the direction and future operations of the Company. Such Investor understands that it must bear the economic risk of its investment in the applicable Investor Preferred Interests indefinitely and is able to bear such risk and is able to afford a complete loss of such investment.
(f)
Tax Matters. Such Investor has had the opportunity to consult its own tax advisors with respect to the tax consequences to it of the purchase, receipt and ownership of the applicable Investor Preferred Interests, including, in each case, the tax consequences under any tax laws and the possible effects of changes in such tax laws with respect to such tax consequences or otherwise. Such Investor acknowledges that none of the Company, its subsidiaries or affiliates or any of their respective successors, beneficiaries, and assigns and their past and present directors, managers, shareholders, members, partners, officers, employees, and agents (including, without limitation, their attorneys) makes or has made any representations or warranties to such Investor regarding the tax consequences to such Investor of the purchase, receipt or ownership of the applicable Investor Preferred Interests, including, in each case, the tax consequences under any tax laws and the possible effects of changes in such tax laws.
(g)
Inspection. Such Investor acknowledges that it has conducted, to its satisfaction, its own independent investigation of the Company. In entering into this Agreement and making the determination to proceed with the transactions contemplated hereby, such Investor has relied on the results of its own independent investigation and analysis. Without limiting the foregoing, such Investor acknowledges that (A) the Company has made available, a reasonable time prior to the execution and delivery of this Agreement, (i) information concerning the Company sufficient for such Investor to make an informed decision regarding an investment in the Company, and an opportunity to ask questions and receive answers concerning the Series A Preferred Interests; and (ii) the opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense deemed necessary by such Investor to verify the accuracy of the information provided, and such Investor has received all such additional information requested; and (B) such Investor has not relied on the Company or any of its affiliates, officers, employees or representatives in connection with his or her investigation or the accuracy of the information provided or in making any investment decision.
5.
Survival. The representations, warranties and covenants contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5. Reliance by the Company. Each Investor understands the meanings of the representations and warranties made by such Investor in this Agreement and understands and acknowledges that the Company is relying on such representations and warranties in determining whether the issuance contemplated hereby is eligible for exemption from the registration requirements contained in the Securities Act and applicable state securities laws.

6.
Further Assurances. The Company and each Investor shall promptly execute and deliver such documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate, implement, affirm or ratify the transactions contemplated by this Agreement.
7.
Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to the Company's issuance and sale of the applicable Investor Preferred Interests to each Investor pursuant to this Agreement, the negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby (including any claim or cause or action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement), shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. Each of the parties hereto acknowledges that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708.
8.
Jurisdiction and Venue. Any proceeding involving any party to this Agreement arising out of or in any way relating to this Agreement shall be brought exclusively in the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any state or federal court located in the State of Delaware) (together with the appellate courts thereof, the “Chosen Courts”) and each of the parties hereby submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any such proceeding. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such proceeding in any Chosen Court, (b) any claim that any such proceeding brought in any Chosen Court has been brought in an inconvenient forum and (c) any claim that any Chosen Court does not have personal jurisdiction with respect to such proceeding. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.

9.
Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THEY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.
10.
Entire Agreement; Amendment. This Agreement, including the instruments and agreements executed in connection herewith and therewith, constitute the entire agreement, and supersede all other prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties hereto, oral or written, respecting such subject matter hereof. This Agreement shall not be amended or waived except by an agreement in writing duly executed by the Company and each Investor, or in the case of a waiver, by the party against whom the waiver is to be effective.
11.
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
12.
Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, with respect to the Trust, any additional or successor trustees of the Trust). Notwithstanding anything to the contrary contained herein, none of the Investors nor the Company may assign any of its rights or delegate any of its responsibilities, liabilities or obligations under this Agreement without the prior written consent of the other parties hereto.
13.
Fees and Expenses. Each party shall pay all fees and expenses incurred by it or on its behalf in connection with the negotiation, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.
14.
Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing, shall be given in the manner set forth in the A&R Company LLC Agreement, and shall be directed to the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other parties):

If to the Company, to:

c/o CrossAmerica Partners LP

645 Hamilton Street, Suite 400

Allentown, PA 18101

Attention: Keenan Lynch

Email: klynch@caplp.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
920 N. King Street
Wilmington, Delaware 19801
Attention: Allison Land
Email: allison.land@skadden.com

If to Dunne Manning JKM, to:

Dunne Manning JKM LLC

645 Hamilton Street, Suite 500

Allentown, PA 18101

Attention: Joseph V. Topper, Jr.

Email: legal@dunnemanning.com

with a copy (which shall not constitute notice) to:

Ford Law Office LLC
645 Hamilton Street, Suite 520
Allentown, PA 18101
Attention: Matthew C. Ford
Email: mcf@flolegal.com

If to Reilly or the Trust, to:

c/o City Center Investment Corporation

645 Hamilton Street, Suite 600
Allentown, PA 18101

Attention: John B. Reilly, III

Email: jbreilly@citycenterallentown.com

15.
Counterparts; Deliveries. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of electronic transmission of a .pdf, JPEG or similar file, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of an electronic transmission of a .pdf, JPEG or similar file to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic transmission of a .pdf, JPEG or similar file, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
16.
Interpretation and Rules of Construction.
(a)
The parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event of an ambiguity or a question of intent or a need for interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
(b)
Words in the singular shall be held to include the plural and words in the plural shall be held to include the singular, unless and only to the extent the context indicates otherwise.
(c)
Reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.
(d)
“Hereunder,” “hereof,” “hereto,” “herein,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be executed as of the date first written above.

COMPANY:

CAPL JKM HOLDINGS LLC

By: /s/ Charles M. Nifong, Jr.

Name: Charles M. Nifong, Jr.

Title: Manager

DUNNE MANNING JKM:

DUNNE MANNING JKM LLC

By: /s/ Joseph V. Topper, Jr.

Name: Joseph V. Topper, Jr.

Title: Manager

REILLY:

/s/ John B. Reilly, III

John B. Reilly, III

THE TRUST:

/s/ John B. Reilly, III

John B. Reilly, III, as Trustee of the

John B. Reilly Trust for the Family of John

/s/ Jeffrey Vaughan

Jeffrey Vaughan, as Independent Trustee of the

John B. Reilly Trust for the Family of John

Exhibit A

Form of A&R Company LLC Agreement